Marvell Confidential © 2008 Stock Option Exchange Program Education Session Presenter – December __, 2008 Exhibit (a)(1)(I)

Marvell Confidential © 2008
Introduction
Marvell filed Tender Offer documents on Tuesday, December 16,
2008 with the SEC to open a stock option exchange program for eligible employees
Why is Marvell doing this?
Stock options are intended to align employee interests with shareholders and support employee retention
Due to a market downturn and other macro-economic factors, many of our employee’s stock options are underwater (i.e., have per share exercise prices substantially higher than the current trading price of Marvell’s common stock)
Management and the Board of Directors would like to restore the incentive and retention benefits of selected equity awards
This presentation will provide details of the tender offer process associated with the exchange and explain how eligible
employees can participate

Marvell Confidential © 2008
Topics Covered
Eligibility
How will the tender offer work?
If I participate, what happens to my Options?
How do I participate?
What happens if I do not participate?
Important Disclosures

Marvell Confidential © 2008
Eligibility: Who can participate and which Options are affected?
Active Employee
– You must be actively employed by Marvell at
the start and at the end of the tender offer
Executive officers and members of the board of directors are not eligible for this program
Plan Limitation
- Only Options granted under the Marvell 1995
Stock Option Plan are eligible for the exchange
Exercise Price Limitation
- Only Options with a per share exercise
price of at LEAST $12.00 per share are eligible. This measurement is done on a grant by grant basis

Marvell Confidential © 2008
How will the tender offer work?
Definition: An offer by Marvell to eligible employees to “tender”
their stock options during a specified time in exchange for a specified number of restricted stock units (RSUs) based on
predetermined exchange ratios (or cash when RSUs to be
received are RSUs less than or equal to 150 shares)
By replacing the equity awards that have exercise prices
substantially higher than the current stock price with RSUs, the employee now has something which will always have value in
exchange for something that likely had little or no value without a substantial increase in the stock price
As the tender offer only applies to certain stock options, each employee may have some awards that are eligible and other
awards that are not eligible for the program
Exchanged options are on a grant by grant basis
Employees are not required to participate in the tender offer

Marvell Confidential © 2008
If I participate, what happens to my Options?
Tendered Options are Cancelled - Those options that you tender in exchange for RSUs will be cancelled
New RSUs Granted - Upon the completion of the tender offer, if you are an active employee, you will receive a certain amount of new RSUs based on an exchange ratio as defined in the tender offer document. The higher the exercise price of the stock option, the more options which will be required to be tendered for each RSU
RSUs Subject to Vesting - The RSUs to be issued in connection with the tender offer will contain vesting provisions determined based on the percentage of shares vested of the tendered options:
No new RSUs will be vested on the date of grant – January 23, 2009*
If 75% or greater of the shares are vested of the tendered option at the end of the tender offer – the new RSUs will vest over 2 years (50% on each anniversary of
January 23, 2009)
If less than 75% is vested – the new RSUs will vest over 3 years (33% on each 1 yr anniversary of January 23, 2009)
Employees with four (4) year cliff vesting in which 75% or greater of the time has elapsed since the grant will receive two (2) year vesting
* (unless you are an eligible employee in Canada, the Netherlands or Israel and vesting of a portion of your RSUs maybe necessary to cover a portion of your tax liability at grant or upon exchange)
Cash out for small RSU amounts - If the number of RSUs to be received for any option grant is less than or equal to 150 shares, you will receive cash instead of RSUs. The cash payment will be made through payroll

Marvell Confidential © 2008
Sample RSU Calculations
Number of RSUs
- The number of RSUs that you receive will
depend on the exercise price of your exchanged options
Please note: The exchange ratios apply to each of your award grants separately. This means that the various eligible options you hold may be subject to different exchange ratios
One (1) restricted stock unit for every
thirteen point two (13.2) exchanged
options
$25.01 and higher
One (1) restricted stock unit for every
eight point four (8.4) exchanged
options
$18.01 - $25.00
One (1) restricted stock unit for every
six point five five (6.55) exchanged
options
$12.00 - $18.00
Restricted Stock Units for
Exchanged Options
Per Share Exercise
Price of Eligible Option

Marvell. Moving Forward Faster

Existing Stock Option Grant

2,000 shares at strike price of $12.00, vesting 20% per year each May

2004	May 2005	May 2006	May 2007	May 2008	May 2009
					400 Vests
				1,600 Vested	1,600 Vested
			1,200 Vested		
		800 Vested			
	400 Vested				

Value = $0

(based on current MRVL share price)

Equity AFTER EXCHANGE

Option on 2,000 shares exchanged at rate of 6.55 option shares for each RSU

$$\frac{2,000}{6.55} = 306 \text{ RSUs}$$

Restored Equity Award

Jan 2009	Jan 2010	Jan 2011
		153 Vests
	153 Vests	153 Vested

Value = 306 x MRVL share price

MARVELL

8 Marvell Confidential © 2008 Sample Calculation #1 (2 year vesting example)

Marvell. Moving Forward Faster

Existing Stock Option Grant

2,000 shares at strike price of $20.00, vesting 20% per year each March

March 2007	March 2008	March 2009	March 2010	March 2011	March 2012
					400 Vests
				400 Vests	1,600 Vested
			400 Vests	1,200 Vested	
		400 Vests	800 Vested		
	400 Vested	400 Vested			

Value = $0

(based on current MRVL share price)

Equity AFTER EXCHANGE

Option on 2,000 shares exchanged at rate of 8.4 option shares for each RSU

$$\frac{2{,}000}{8.4} = 239 \text{ RSUs}$$

Restored Equity Award

Jan 2009	Jan 2010	Jan 2011	Jan 2012
			79 Vests
		80 Vests	160 Vested
	80 Vests	80 Vested	

Value = 239 RSUs x MRVL share price

MARVELL

9 Marvell Confidential © 2008 Sample Calculation #2 (3 year vesting example)

Marvell. Moving Forward Faster

Existing Stock Option Grant

500 shares at strike price of $20.00, vesting 20% per year each March

March 2007	March 2008	March 2009	March 2010	March 2011	March 2012
					100 Vests
				100 Vests	400 Vested
			100 Vests	300 Vested	
		100 Vests	200 Vested		
	100 Vested	100 Vested			

Value = $0

(based on current MRVL share price)

Equity AFTER EXCHANGE

Option on 500 shares exchanged at rate of 8.4 option shares for each RSU

$$\frac{500}{8.4} = 60 \text{ RSUs}$$

Jan 2009

Vesting schedule does not apply; fewer than 150 RSUs will be **PAID OUT IN CASH** (less applicable taxes)

an 2012

Value = 60 RSUs x MRVL share price

10 Marvell Confidential © 2008 Sample Calculation #3 (Cash example)

Marvell Confidential © 2008
How do I participate?
Visit the Tender Offer Website
On your browser URL line
type:
https://tenderoffer.marvell.com/
You will next be prompted to provide MS Windows login name and password [user name and password are case-sensitive]
– Marvell Windows Login Name:     janesmith
– Marvell Windows Password:     1234
– Marvell Payroll# (Employee ID):       test2
After completing the online election form and exiting the site, you will receive a confirmation from stockadmin@marvell.com thru your Marvell
e-mail. A written confirmation will be mailed out to employees who do not have access to the website
You MUST be an employee at the start of the tender offer through the end of the tender offer
To participate in the tender offer, you must affirmatively elect to participate. If you do not elect to participate, you will have rejected the offer and your options will remain the same

12 Marvell Confidential © 2008 Website Screen Shots [Picture of Webiste Pages]

Marvell Confidential © 2008
How do I participate? (con’t)
Alternatively, you may submit your election form via fax by doing the following:
Visit the tender offer website
Print an election form, including the election form terms and conditions
Properly complete the election form (including dating and signing the election form)
Fax the properly completed election form to Marvell Stock Administration at the fax number: (408) 222-9300. Marvell must receive your properly completed and submitted election form before 6:00 p.m. Pacific Time, on January 23, 2009
If you are unable to print your election form from Marvell’s tender offer website, you may e-mail stockadmin@marvell.com to receive a paper election form
You may also request copies of the tender offer documents by sending an email to stockadmin@marvell.com or calling Marvell
Stock Administration at (408) 222-8436

Marvell Confidential © 2008
Tender Offer Time Line
SEC requires tender offer to be open for at least 20 business days once it begins
Begins on Tuesday, December 16, 2008
Closes at 6:00 pm on Friday, January 23, 2009
At the end of the tender offer period, the tendered options will be cancelled and RSUs will be granted shortly thereafter — no grant occurs before the tender offer closes
Employees planning vacations or leaves of absence during the tender offer period should –
make arrangements to participate BEFORE you leave
keep close contact with Marvell email account for any updates from
stockadmin@marvell.com for all matters related to the tender offer tender offer closes at 6:00 pm on Friday, January 23, 2009, NO LATE
SUBMISSION WILL BE ACCEPTED!

Marvell Confidential © 2008
What happens if I do not participate?
Your Options are unaffected - You will continue to hold the same options as before with
the same exercise price per share; and
subject to the original vesting schedule

Marvell Confidential © 2008
Important Disclosures
You will be provided with a link to the tender offer documents and related documentation. Please review it CAREFULLY before
deciding to make your election.
You may also request copies of the tender offer documents by sending an email to stockadmin@marvell.com or calling Marvell
Stock Administration at (408) 222-8436
Taxation of stock option transactions can be very complicated and the rules vary country by country
Company policy prohibits any employees from providing personal income tax advice to any other employee
This presentation is general and you should consult with your personal tax advisor for advice relevant to your specific situation

Marvell Confidential © 2008
Disclaimer
THIS PRESENTATION IS FOR INFORMATIONAL PURPOSES
ONLY AND IS NOT AN OFFER TO PURCHASE OR THE
SOLICITATION OF AN OFFER TO SELL ANY SECURITIES. A
SOLICITATION WILL BE MADE ONLY PURSUANT TO AN
TENDER OFFER AND RELATED MATERIALS THAT MARVELL
TECHNOLOGY GROUP LTD. WILL FILE WITH THE SECURITIES
AND EXCHANGE COMMISSION ("SEC") AS PART OF A
TENDER OFFER. OPTION HOLDERS WHO WILL BE ELIGIBLE
TO PARTICIPATE IN THE TENDER OFFER SHOULD READ THE
FILED MATERIALS CAREFULLY BECAUSE THEY CONTAIN
IMPORTANT INFORMATION ABOUT THE OFFER TO
EXCHANGE. OPTION HOLDERS WILL BE ABLE TO OBTAIN
TENDER OFFER MATERIALS FREE OF CHARGE FROM THE
SEC'S WEBSITE AT WWW.SEC.GOV OR FROM MARVELL
TECHNOLOGY GROUP LTD.